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                                                                    Exhibit 23.1
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (333-40027) on Form S-8 of Hybrid Networks, Inc. of our reports dated April 23, 1999 except for the last two paragraphs of Note 16 which are as of May 5, 1999, relating to the balance sheets, and the related statements of operations, stockholders' equity and cash flows and financial statement schedule for the years then ended, which reports appears in the December 31, 1998 annual report on Form 10-K of Hybrid Networks, Inc.

/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
June 9, 1999


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